EXHIBIT 23.1

RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado 80014

Telephone (303)306-1967

Fax (303)306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in this Registration Statement of Amiworld, Inc. on Form S-8 of my report dated October 1, 2007 on the consolidated financial statements of Amiworld, Inc. for the years ended December 31, 2006 and 2005, which appears in Amiworld, Inc.’s Amendment No. 4 to Form SB-2 Registration Statement filed October 3, 2007, Securities Act registration file number 333-143566.

In addition, I consent to the reference to me under the heading “Experts” in the Registration Statement.

/s/ Ronald R. Chadwick, P.C.

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RONALD R. CHADWICK, P.C.

Aurora, Colorado

October 29, 2007